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                                                                   Exhibit 10.58

                      SERIES A CONVERTIBLE PREFERRED STOCK

                          CERTIFICATE OF DESIGNATIONS,

                            PREFERENCES AND RIGHTS OF

                      AQUATIC CELLULOSE INTERNATIONAL CORP.



         Aquatic Cellulose International Corp., a Nevada corporation (the "Company"), DOES HEREBY CERTIFY:

         Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, and the provisions of the Nevada Revised Statutes, the Board of Directors adopted the following resolution on March 30, 2007, authorizing a class of the Company's previously authorized 10,000,000 shares of preferred stock, par value $.001 per share, and providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 5,000,000 shares of Series A Convertible Preferred Stock of the Company, as follows:

         RESOLVED, Pursuant to Company's Certificate of incorporation the provisions of the Nevada Revised Statutes, Company hereby designates a class of preferred shares which are a part of the Company's authorized capital, but as of the date of this resolution, have yet to be designated as Series A Convertible Preferred Stock whereby each share of Series A Convertible Preferred Stock is convertible into sixty-one (61) shares of common stock and carries all the same rights as common stock, except for the 1:61 conversion and the following:

         (1) VOTING. Except with respect to transactions upon which the Series A Preferred Stock shall be entitled to vote separately as a class pursuant to the Bylaws or the Certificate of Incorporation, and except as otherwise required by Nevada law, the Series A Preferred Stock shall have 1000 votes for every share of common stock and shall vote together as one class with the Common Stock. The Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Preferred Stock.


         (2) DIVIDENDS. Commencing on the date of the initial issuance (the "Issuance Date") of the Series A Preferred Stock, the holders of record of shares of Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and as declared by the Board of Directors, cash dividends.

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         (3) LIQUIDATION PREFERENCE. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, ten (10) times that sum available for distribution to common stock holders.

         (4) RIGHT TO CONVERT. At any time at least one business day after the increase in the Company's authorized shares of common stock to 3,000,000,000 shares, the holder of any such shares of Series A Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert all or any portion of the shares of Series A Preferred Stock held by such person at a Conversion Rate of sixty-one (61) shares of Common Stock for every one (1) share of Series A Preferred Stock being converted. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series A Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

         (5) MECHANICS OF CONVERSION. The Conversion of Series A Preferred Stock shall be conducted in the following manner:


                  i. Holder's Delivery Requirements. To convert Series A Preferred Stock into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as
                           Exhibit I (the "Conversion Notice"), to the Company at (250) 558-3846, Attention: Chief Executive Officer, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date the original certificates representing the shares of Series A Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred


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                           Stock Certificates") and the originally executed
                           Conversion Notice.

                           ii. Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within five (5) business days following the date of receipt by the Company of the fully executed Conversion Notice, issue and deliver to the holder a certificate for the shares of common stock. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

         (6) DEMAND REGISTRATION RIGHTS. If the Common Stock issued pursuant to a Conversion from Series A Convertible Stock have not been previously registered on a registration statement under the Securities Act, a holder of Series A Preferred Stock may make a written request for registration under the Securities Act of all of its shares of Common Stock issued upon such Conversion. The Company shall use its reasonable best efforts to cause to be filed and declared effective as soon as reasonably practicable (but in no event later than the ninetieth (90th) day after such holder's request is made) a registration statement under the Securities Act, providing for the sale of all of the shares of Common Stock issued upon such Conversion. The Company agrees to use its reasonable best efforts to keep any such registration statement continuously effective for resale of the Common Stock for so long as such holder shall request, but in no event later than the date that the shares of Common Stock issued upon such Conversion may be offered for resale to the public pursuant to Rule 144(k).

         (7) PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration statement on Form-S-4, Form S-8 or other limited purpose form), then in each instance, it will give written notice to all holders of Series A Preferred Stock of its intention so to do, provided, however, that for the purposes of this sentence, the Company shall treat the holders hereof


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                           in the same manner and in PARI PASSU with all other
                           holders of unregistered capital stock of the Company who (i) have registration rights with respect to such stock or (ii) presently or at any time hereafter are officers, directors, or 5% shareholders of the Company, or any affiliate, successor, or assign thereof. Upon the written request of any such holders, given within 20 days after the date of any such notice, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company all to the extent requisite to permit the sale or other disposition by the holders (in accordance with its written request) of such Restricted Stock so registered. The Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the holders of any Restricted Stock.


         (8) RATCHET PROVISION; CERTAIN ADJUSTMENTS FOR CONVERSIONS AND ISSUANCES. In the event the Company, shall, at any time after March 30, 2007, issue any additional shares of common stock, then the conversion rate for the Series A Convertible Preferred Stock will be adjusted so that the number of shares of Common Stock issuable upon such conversion of the Series A Convertible Preferred Stock shall be increased in proportion to such increase in outstanding shares of common stock.

         (9) CONSOLIDATION OR MERGER In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         (10) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Within five
(5) business days of the Company's receipt of a conversion request by a holder of shares of Series A Convertible Preferred Stock, the Company shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series A Convertible Preferred Stock has been converted. In the alternative, if the Company's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository


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Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date which such shares are issued. The rights of the Holder of the Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

         (11) FRACTIONAL SHARES. The Company shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series A Convertible Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

         (12) NO REISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK. Shares of Series A Convertible Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

         (13) VOTE TO CHANGE THE TERMS OF OR ISSUE SERIES A SUPER PREFERRED STOCK. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding shares of Series A Convertible Preferred Stock shall be required for (i) any change to the Corporation's Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Convertible Preferred Stock, or
(ii) any issuance of additional shares of Series A Convertible Preferred Stock.

         (14) NOTICES. In case at any time:

                  a. the Company shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                  b. there shall any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction in each case, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in


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                           exchange for Common Stock, referred to herein as an
                           "Organic Change."


then, in any one or more of such cases, the Company shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series A Convertible Preferred Stock at the address of each such Holder as shown on the books of the Company, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
(i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

         (15) RECORD OWNER. The Company may deem the person in whose name shares of Series A Convertible Preferred Stock shall be registered upon the registry books of the Company to be, and may treat him as, the absolute owner of the Series A Convertible Preferred Stock for the purposes of conversion and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

         (16) REGISTER. The Company shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series A Convertible Preferred Stock. Upon any transfer of shares of Series A Convertible Preferred Stock in accordance with the provisions hereof, the Company shall register or cause the transfer agent to register such transfer on the Stock Register.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chief Executive Officer on March 30, 2007.


 /s/ Sheridan B. Westgarde
 -------------------------
Chief Executive Officer


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                      AQUATIC CELLULOSE INTERNATIONAL CORP.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of Aquatic Cellulose International Corp. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of Aquatic Cellulose International Corp, a Nevada corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

         Date of Conversion:                ____________________________________

         Number of Preferred Shares to be converted:    _____


         Stock certificate no(s). of Preferred Shares to be converted:  ______

         The Common Stock have been sold pursuant to the Registration Statement:
          YES ____                            NO____

Please confirm the following information:

         Conversion Rate:                 _____________________________________

         Number of shares of Common Stock
         to be issued:                     ___________________________________


Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

                  Issue to:                         ___________________________
                                                    ___________________________

                  Facsimile Number:                 ___________________________

                  Authorization:                    ___________________________
                                                    By:________________________
                                                    Title: ____________________

Dated: